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                                                                    EXHIBIT 15



                     AMERICAN MATURITY LIFE INSURANCE COMPANY

                                 POWER OF ATTORNEY
                                 -----------------

                                   Lynda Godkin
                                  Thomas M. Marra
                                  Glenn S. Schafer
                                  Lowndes A. Smith
                                  Thomas C. Sutton
                                David M. Znamierowski

do hereby jointly and severally authorize Lynda Godkin, Marianne O'Doherty, and Leslie T. Soler to sign as their agent, any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life and Annuity Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.



/s/ Lynda Godkin                                    Dated as of March 19, 1998
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       Lynda Godkin


/s/ Thomas M. Marra                                 Dated as of March 19, 1998
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       Thomas M. Marra


/s/ Joseph J. Noto                                  Dated as of March 19, 1998
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       Joseph J. Noto


/s/ Glenn S. Schafer                                Dated as of March 19, 1998
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       Glenn S. Schafer


/s/ Lowndes A. Smith                                Dated as of March 19, 1998
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       Lowndes A. Smith


/s/ Thomas C. Sutton                                Dated as of March 19, 1998
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       Thomas C. Sutton


/s/ David M. Znamierowski                           Dated as of March 19, 1998
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       David M. Znamierowski